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                                                                  EXHIBIT 3a(ii)

                             ARTICLES OF AMENDMENT
                                      OF
                                  THE CHARTER
                                      OF
                        BELL ATLANTIC - MARYLAND, INC.



     Bell Atlantic - Maryland, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Corporation") does hereby certify that the amendment to the Corporation's Charter set forth in the following resolution, was duly advised by the Corporation's Board of Directors, approved by the Sole Stockholder of the Corporation, and was duly adopted in accordance with the provisions of Section 2-602 and 2-607(a) of the General Corporation Law of the State of Maryland:

     RESOLVED, that the second sentence of Article 1 of the Corporation's Charter be amended to read as follows:

     1. The name of the corporation (which is hereinafter called "the Corporation") is Verizon Maryland Inc.



     These Articles of Amendment of the Charter shall be effective on August 1, 2000.

     We the undersigned Vice President and Assistant Secretary swear under penalties that the foregoing is a corporate act.


                        BELL ATLANTIC  - MARYLAND, INC.



                        By: /s/ David K. Hall
                           --------------------------------------
                                David K. Hall
                                Vice President



Dated: June 30, 2000